Exhibit 99.1

Mar 24, 2014

NASDAQ OMX Announces Formation of Global Market Services Business

Hans-Ole Jochumsen to Lead Combined U.S. and European Transactions, Clearing and Settlement Businesses

NEW YORK, March 24, 2014 (GLOBE NEWSWIRE) — The NASDAQ OMX Group, Inc. (Nasdaq:NDAQ) today announced the formation of Global Market Services, a new entity comprising NASDAQ OMX transactions, clearing and settlement services in the U.S. and Europe. Hans-Ole Jochumsen, Executive Vice President, has been appointed to lead the newly combined global business, reporting directly to Chief Executive Officer Bob Greifeld.

NASDAQ OMX’s European and U.S. market services businesses will report to Mr. Jochumsen. The newly created entity will facilitate global growth and expansion of the company’s cash and derivatives business within equities as well as fixed income, currencies and commodities (FICC), and enable greater customer focus, product development and technology synergies.

“As markets have become increasingly global in asset classes like fixed income, currency and commodities and in the OTC clearing space, we believe it is an opportune time to structure our transaction business in such a way that takes advantage of these opportunities,” said Bob Greifeld, Chief Executive Officer of NASDAQ OMX. “Hans-Ole has exhibited tremendous leadership, and his background and experience spans virtually every asset class. His global perspective and outstanding track record will help take our transaction businesses to the next level.”

NASDAQ OMX has pursued a strategy of global diversification over the last year, reorganizing its businesses to form new entities that enable investors to better understand and compare its business to peers. Most recently, NASDAQ OMX combined data and indexing to form Global Information Services. Similarly, market technology and corporate solutions were combined to form Global Technology Solutions.

“We’ve successfully integrated trading and clearing of all our asset classes at all our Nordic and Baltic exchanges to one technology platform to allow true multi-asset trading and clearing,” said Hans-Ole Jochumsen, Executive Vice President and Head of Global Market Services at NASDAQ OMX. “With the fixed income, currency and commodities markets becoming increasingly global, I’m thrilled to make NASDAQ OMX the world leader in creating a truly integrated global offering in these areas.”

Mr. Jochumsen previously oversaw NASDAQ OMX’s Transaction Services Nordic business which provides an integrated marketplace of eight independent Nordic and Baltic exchanges as well as trading and clearing (for derivatives and OTC) of Nordic and Baltic securities.

Jochumsen is also responsible for NASDAQ OMX Commodities, the global commodities business unit within the company, encompassing among other things the trading and clearing of financial products on the world’s largest power exchange.

About NASDAQ OMX Group

NASDAQ OMX (Nasdaq:NDAQ) is a leading provider of trading, exchange technology, information and public company services across six continents. Through its diverse portfolio of solutions, NASDAQ OMX enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 70 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. NASDAQ OMX is home to more than 3,300 listed companies with a market value of over $8 trillion and more than 10,000 corporate clients. To learn more, visit www.nasdaqomx.com.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about NASDAQ OMX’s Global Data Products and Global Index businesses and other businesses, products and offerings. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

NDAQG

CONTACT:

NASDAQ OMX Media Contact:

Joseph Christinat

+1.646.441.5121

Joseph.Christinat@NASDAQOMX.Com

Robert Madden

+1.646.441.5045

Robert.Madden@NASDAQOMX.com

NASDAQ OMX Investor Relations Contact:

Ed Ditmire

+1.212.401.8737

ed.ditmire@nasdaqomx.com